UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 3, 2006
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51360 (Commission File Number)	20-2197030 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 3, 2006, UPC Broadband Holding B.V. (“UPC Broadband Holding”), an indirect subsidiary of the Registrant, entered into an Additional Facility Accession Agreement with a selected syndicate of relationship banks. The Additional Facility Accession Agreement adds a new Euro 830 million multicurrency repayable and redrawable term loan facility (“Facility L”) to UPC Broadband Holding’s Senior Secured Credit Facility Agreement dated January 16, 2004 (as previously amended and restated through May 10, 2006, the “2004 Credit Agreement”). Borrowings under Facility L will bear interest at the applicable reference rate plus 225 basis points and will mature in full in July 2012. Facility L replaces the Euro 500 million multicurrency revolving credit facility (“Facility A”) which was due to mature in June 2008. Facility A was the last remaining facility under UPC Broadband Holding’s Senior Secured Credit Facility Agreement dated October 26, 2000 (as previously amended and restated through May 10, 2006, the “2000 Credit Agreement”). As a condition to the effectiveness of the Additional Facility Accession Agreement, the 2000 Credit Agreement is being cancelled.
     A copy of the Additional Facility Accession Agreement is being filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility Accession Agreement dated July 3, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2006

LIBERTY GLOBAL, INC.
By:	/s/ Leonard P. Stegman
	Name:	Leonard P. Stegman
	Title:	Vice President

Exhibit Index

Exhibit No.	Name

4.1	Additional Facility Accession Agreement dated July 3, 2006